UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

QUEPASA Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33105

Nevada	86-0879433
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7550 E. Redfield Rd.

Suite A

Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

480-348-2665

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Amendment No. 1 on Form 8-K/A is filed in response to the comments to the Form 8-K filed on April 13, 2007, made by the staff of the Securities and Exchange Commission (the “Staff”) in its letter dated April 17, 2007. This Amendment No. 1 on Form 8-K addresses each of the Staff’s comments.

The Company has included more details on the effects of the restatement in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which was filed on April 17, 2007, and amended on May 4, 2007.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

(a)

On April 9, 2007, the management of Quepasa Corporation (the “Company”) determined, during the process of finalizing the audit of the Company’s consolidated financial statements for the year ended December 31, 2006 with Perelson Weiner LLP, the Company’s new independent registered public accounting firm, that a restatement of the Company’s consolidated financial statements for the first through the third quarters of 2006 was required.

The restatement relates to errors associated with the Company’s valuation of certain warrants and stock option awards. Upon review of the assumptions applied during fiscal year 2006, the Company determined that certain assumptions related to the expected term and volatility used in the Black-Scholes option pricing model needed correction.

In addition, the Company is restating its consolidated financial statements for the three months ended September 30, 2006, to eliminate a grant of common stock and options to a consultant, which was rescinded in January 2007.

Lastly, the Company has determined that certain reclassifications between operating expense line items on the consolidated statements of operations were required for the first three quarters in 2006. These reclassifications had no effect on total operating expenses or net loss for any of the quarters in 2006. The restatements had no effect on the Company’s cash flows from operating, investing, or financing activities for any of the quarters in 2006.

During March 2006, the Company issued three series of warrants to purchase 1,000,000 shares of common stock each at exercise prices of $2.87, $4.00, and $7.00 as compensation for certain strategic initiatives, including acquiring the services of the Company’s Chief Executive Officer. The first warrant vested immediately and expired in September 2006. The remaining two warrants vested immediately and expire in March 2016. The estimated fair value of these warrants was initially reported in the Company’s Form 10-QSB for the three months ended March 31, 2006 as $1,464,899. The estimated fair value of the warrants was determined using the Black-Scholes option pricing model with the assumptions listed below and recognized in general and administrative expenses on the consolidated statements of operations.

	Warrants #1 and #2	Warrants #3
Risk-free interest rate:	4.50%	4.50%
Expected term:	0.25 years	1.00 year
Expected dividend yield:	0.00%	0.00%
Expected volatility:	65.68%	66.78%

In April 2007, the Company concluded that certain of the assumptions used in the Black-Scholes option pricing model were incorrect and determined that the estimated fair value of these warrants should have been reported as $5,608,093. The corrected estimated fair value was determined using the Black-Scholes option pricing model with the assumptions listed below and should be recognized in general and administrative expenses on the consolidated statements of operations for the three months ended March 31, 2006.

	Warrant #1	Warrants #2 and #3
Risk-free interest rate:	4.69%	4.68%
Expected term:	0.25 years	5.00 years
Expected dividend yield:	0.00%	0.00%
Expected volatility:	20.04%	95.63%

In March 2006, the Company issued warrants to purchase 200,000 shares of common stock at an exercise price of $3.55 per share as compensation to its Chief Executive Officer. These warrants vested immediately and expire in March 2016. The estimated fair value of these warrants was initially reported in the Company’s Form 10-QSB for the three months ended March 31, 2006 as $100,592. The estimated fair value of the warrants was determined using the Black-Scholes option pricing model with the assumptions listed below and recognized in general and administrative expenses on the consolidated statements of operations.

Warrants
Risk-free interest rate:	4.50%
Expected term:	0.25 years
Expected dividend yield:	0.00%
Expected volatility:	65.68%

In April 2007, the Company concluded that certain of the assumptions used in the Black-Scholes option pricing model were incorrect and determined that the estimated fair value of these warrants should have been reported as $530,331. The corrected estimated fair value was determined using the Black-Scholes option pricing model with the assumptions listed below and should be recognized in general and administrative expenses on the consolidated statements of operations for the three months ended March 31, 2006.

Warrants
Risk-free interest rate:	4.68%
Expected term:	5.00 years
Expected dividend yield:	0.00%
Expected volatility:	95.63%

During fiscal year 2006, the Company issued options to purchase 830,200 shares of common stock at various prices to employees and a consultant. These stock options vest over periods of one to three years and expire either seven or ten years from the date of their respective grant. The estimated fair value of these stock options was initially reported in the Company’s Form 10-QSB for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006, to be $1,037,926, $44,709, and $312,801, respectively. The estimated fair value of the stock options was determined using the Black-Scholes option pricing model with the range of assumptions listed below. The Company recognized compensation expense of $123,598, $155,504, and $123,240 related to the vested portion of the stock option awards in its Form 10-QSB for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006, respectively, in general and administrative expenses on the consolidated statements of operations.

	Three Months Ended March 31, 2006	Three Months Ended June 30, 2006	Three Months Ended September 30, 2006
Risk-free interest rate:	4.50%	4.50%	4.50%
Expected term:	0.00 – 1.75 years	3.00 years	3.00 years
Expected dividend yield:	0.00%	0.00%	0.00%
Expected volatility:	0.00% – 93.31%	105.62%	104.27%

In April 2007, the Company concluded that certain of the assumptions used in the Black-Scholes option pricing model were incorrect and determined that the estimated fair value of these stock options should have been reported as $2,064,985, $54,066, and $392,132 for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006, respectively. The estimated fair value of the stock options was determined using the Black-Scholes option pricing model with the range of assumptions listed below. The corrections in the fair value of the stock options results in the recognition of compensation expense of $184,826 and $34,407 related to the vested portion of the stock option awards in general and administrative expenses and product and content development expenses, respectively, on the consolidated statements of operations for the three months ended March 31, 2006. The corrections in the fair value of the stock options results in the recognition of compensation expense of $292,367 and $38,036 related to the vested portion of the stock option awards in general and administrative expenses and product and content development expenses, respectively, on the consolidated statements of operations for the three months ended June 30, 2006. The corrections in the fair value of the stock options results in the recognition of compensation expense of $297,100, $15,743, and $13,946 related to the vested portion of the stock option awards in general and administrative expenses, sales and marketing expenses, and product and content development expenses, respectively, on the consolidated statements of operations for the three months ended September 30, 2006.

	Three Months Ended March 31, 2006	Three Months Ended June 30, 2006	Three Months Ended September 30, 2006
Risk-free interest rate:	4.28% – 4.77%	4.91% – 4.95%	4.73% – 4.99%
Expected term:	3.50 – 6.50 years	6.00 years	5.00 – 6.00 years
Expected dividend yield:	0.00%	0.00%	0.00%
Expected volatility:	95.63% – 109.83%	96.16% – 99.49%	101.54% – 106.44%

In August 2006, the Company granted 10,000 shares of common stock and options to purchase an additional 10,000 shares of common stock at an exercise price of $7.40 per share to a consultant for services rendered. The Company reported the estimated fair value of these shares of common stock and stock options of $122,661 in general and administrative expenses in the consolidated statements of operations in its Form 10-QSB for the three months ended September 30, 2006. In January 2007, the Company rescinded these grants and determined that it was necessary to eliminate the transaction from its consolidated financial statements for the three months ended September 30, 2007.

The corrections described above resulted in an aggregate charge during fiscal year 2006 of approximately $4.87 million, which resulted in an increase in net loss of approximately $4.87 million, or ($0.58) per share. The quarterly corrections are as follows: approximately $4.67 million, or ($0.60) per share, for the three months ended March 31, 2006; approximately $175 thousand, or ($0.02) per share, and approximately $4.84 million, or ($0.60) per share for the three and six months ended June 30, 2006, respectively; and approximately $28 thousand, or ($0.00) per share, and approximately $4.87 million, or ($0.58) per share, for the three and nine months ended September 30, 2006, respectively.

As noted above, the Company has included more details on the effects of the restatement in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, which was filed on April 17, 2007, and amended on May 4, 2007.

The audit committee of the board of directors of the Company discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Perelson Weiner LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date May 23, 2007	/s/ Charles B. Mathews
Charles B. Mathews Executive Vice President and Chief Financial Officer